As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Millennial Media, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5087192
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Boston Street, Suite 300

Baltimore, MD 21224

(Address of principal executive offices) (Zip code)

Millennial Media, Inc. 2014 Equity Inducement Plan

(Full title of the plan)

Michael G. Barrett

President and Chief Executive Officer

Millennial Media, Inc.

2400 Boston Street, Suite 300

Baltimore, MD 21224

(410) 522-8705

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John J. Egan III, Esq. Ian D. Engstrand, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Tel: (617) 570-1000	Ho Shin, Esq. General Counsel and Chief Privacy Officer Millennial Media, Inc. 2400 Boston Street, Suite 300 Baltimore, MD 21224 Tel: (410) 522-8705

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2014 Equity Inducement Plan
Common Stock, par value $0.001 per share	2,032,732 shares	(1)	$1.49	(2)	$3,028,771	$351.95

(1)                Represents an increase to the number of shares of common stock, par value $0.001 (the “Common Stock”) of Millennial Media, Inc. (the “Registrant”), registered under the Registrant’s 2014 Equity Inducement Plan, as amended (the “Plan”), effective as of April 20, 2015. Shares under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 15, 2014 (Registration No. 333-200962). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2014 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)                Calculated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of computing the registration fee, and is based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Global Select Market, on May 5, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,032,732  shares of Common Stock under the Registrant’s 2014 Equity Inducement Plan, as amended (the “Plan”) relating to equity awards to be granted as inducement awards under the Plan. Previously, pursuant to the Registrant’s 2014 Equity Inducement Plan, dated as of December 4, 2014, 8,800,000 shares of Common Stock were reserved and available for issuance, of which 1,332,732 shares were unregistered and 7,467,268 shares were registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2014 (Registration No. 333-200962) (the “Original Registration Statement”). Pursuant to the First Amendment to the Registrant’s 2014 Equity Inducement Plan, dated as of April 20, 2015, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 700,000 shares to an aggregate of 9,500,000 shares, of which 2,032,732 shares are unregistered. This Registration Statement registers these additional 2,032,732 shares of Common Stock.  The additional shares are of the same class as other securities relating to the Plan for which the Original Registration Statement is effective. The information contained in the Original Registration Statement is hereby incorporated by reference herein and made a part hereof pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)         The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-35478), filed with the SEC on March 11, 2015 (including, for the avoidance of doubt, information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on April 24, 2015);

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015;

(c)          The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof), filed with the SEC on January 30, 2015, March 9, 2015, April 24, 2015 and May 5, 2015;

(d)         All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(e)          The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 27, 2012 (File No. 001-35478) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 8.                                                EXHIBITS

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 8th day of May, 2015.

MILLENNIAL MEDIA, INC.

By:	/s/ Michael G. Barrett
Michael G. Barrett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Barrett and Ho Shin, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Barrett
Michael G. Barrett	President, Chief Executive Officer and Director (Principal	May 8, 2015
Executive Officer)

/s/ Andrew Jeanneret
Andrew Jeanneret	Executive Vice President and Chief Financial Officer	May 8, 2015
(Principal Financial Officer)

/s/ Michael Kocorowski
Michael Kocorowski	Senior Vice President, Accounting and Chief Accounting	May 8, 2015
Officer (Principal Accounting Officer)

/s/ Thomas R. Evans
Thomas R. Evans	Director	May 8, 2015

/s/ Robert P. Goodman
Robert P. Goodman	Director	May 8, 2015

/s/ Patrick J. Kerins
Patrick J. Kerins	Director	May 8, 2015

/s/ Ross B. Levinsohn
Ross B. Levinsohn	Director	May 8, 2015

/s/ Wenda Harris Millard
Wenda Harris Millard	Director	May 8, 2015

/s/ James A. Tholen
James A. Tholen	Director	May 8, 2015

/s/ Ernest Cormier
Ernest Cormier	Director	May 8, 2015

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(3)	Specimen Common Stock Certificate.

4.4	(4)	2014 Equity Inducement Plan.

4.5	(5)	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Inducement Plan.

4.6	(6)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2014 Equity Inducement Plan.

4.7	(7)	Form of Stock Option Grant Notice and Stock Option Agreement for Assumed Awards

4.8		First Amendment to 2014 Equity Inducement Plan.

5.1		Opinion of Goodwin Procter LLP.

23.1		Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the SEC on April 3, 2012, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the SEC on April 3, 2012, and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-178909), filed with the SEC on March 15, 2012, and incorporated by reference herein.

(4)         Previously filed as Exhibit 4.4 to Registrant’s Registration Statement on Form S-8 (File No. 333-200962), filed with the SEC on December 15, 2014, and incorporated by reference herein.

(5)         Previously filed as Exhibit 4.5 to Registrant’s Registration Statement on Form S-8 (File No. 333-200962), filed with the SEC on December 15, 2014, and incorporated by reference herein.

(6)         Previously filed as Exhibit 4.6 to Registrant’s Registration Statement on Form S-8 (File No. 333-200962), filed with the SEC on December 15, 2014, and incorporated by reference herein.

(7)         Previously filed as Exhibit 4.7 to Registrant’s Registration Statement on Form S-8 (File No. 333-200962), filed with the SEC on December 15, 2014, and incorporated by reference herein.